AMENDED AND RESTATED BYLAWS OF NATURE’S SUNSHINE PRODUCTS, INC. ___________________ March 9, 2018 ___________________

TABLE OF CONTENTS
Article 1    OFFICES    1
1.1    Business Offices    1
1.2    Registered Office    1
Article 2    SHAREHOLDERS    1
2.1    Annual Meeting    1
2.2    Business at an Annual Meeting of Shareholders    1
2.3    Special Meetings    3
2.4    Place of Meetings    6
2.5    Notice of Meetings    6
2.6    Fixing of Record Date    6
2.7    Voting List    6
2.8    Meetings by Telecommunication    6
2.9    Shareholder Quorum and Voting Requirements    7
2.10    Conduct of Meetings of Shareholders    7
2.11    Adjournment and Notice of Adjourned Meetings    8
2.12    No Shareholder Action Without a Meeting    8
2.13    Proxies    8
2.14    Voting Shares    8
2.15    Waiver    9
2.16    Litigation Costs    9
Article 3    BOARD OF DIRECTORS    9
3.1    General Powers    9
3.2    Nomination of Directors    9
3.3    Number of Directors, Tenure and Qualification    11
3.4    Election of Directors    11
3.5    Removal of Directors    12
3.6    Chairman of the Board of Directors    12
3.7    Vice Chairman of the Board of Directors    12
3.8    Regular Meetings    12
3.9    Special Meetings    12
3.10    Notice    12
3.11    Quorum    13
3.12    Manner of Acting    13
3.13    Vacancies and Newly-Created Directorships    13
3.14    Fees and Compensation    13
3.15    Presumption of Assent    13
3.16    Resignations    14
3.17    Action by Written Consent    14
3.18    Meetings by Telephone Conference Call    14
Article 4    COMMITTEES    14

4.1    Committees    14
4.2    Procedures, Meetings and Quorum    14
Article 5    OFFICERS    15
5.1    Officers    15
5.2    Appointment, Term of Office and Qualification    15
5.3    Resignations    15
5.4    Removal    16
5.5    Vacancies and Newly-Created Offices    16
5.6    Chief Executive Officer    16
5.7    President    16
5.8    Vice Presidents    16
5.9    Chief Financial Officer    16
5.10    Secretary    17
5.11    Treasurer    17
5.12    Assistant Secretaries and Treasurers    18
5.13    Salaries    18
5.14    Surety Bonds    18
5.15    Delegation of Authority    18
Article 6    CAPITAL SHARES    18
6.1    Share Certificates    18
6.2    Shares Without Certificates    19
6.3    Transfer of Shares    19
6.4    Restrictions on Transfer or Registration of Shares    19
6.5    Regulations    20
6.6    Transfer Agent(s) and Registrar(s)    20
6.7    Lost or Destroyed Certificates    20
Article 7    INDEMNIFICATION    20
7.1    Indemnification    20
7.2    Certain Restrictions on Indemnification    20
7.3    Mandatory Indemnification    21
7.4    Determination    21
7.5    General Indemnification    21
7.6    Advances    21
7.7    Scope of Indemnification    21
7.8    Insurance    22
7.9    Effect of Repeal or Modification of Article 7    22
Article 8    FISCAL YEAR    22
Article 9    AMENDMENTS    22

AMENDED AND RESTATED BYLAWS
OF
NATURE’S SUNSHINE PRODUCTS, INC.

ARTICLE 1
OFFICES

1.1    Business Offices. The principal office of the corporation shall be located at such place either within or outside the State of Utah, as may be determined by the Board of Directors. The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.2    Registered Office. The registered office of the corporation shall be located within the State of Utah and may be, but need not be, identical with the principal office (if located within the State of Utah). The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2
SHAREHOLDERS

2.1    Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.2    Business at an Annual Meeting of Shareholders. The business to be transacted at any annual meeting of shareholders shall be limited to business that is properly brought before the meeting. For the purposes of this Section 2.2, “properly brought before the meeting” shall mean the business that is (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before an annual meeting by or at the direction of the Board of Directors, or (iii) a proper matter for shareholder action under the Utah Revised Business Corporation Act (the “Revised Act”) that has been otherwise properly brought before an annual meeting by a shareholder who (A) is a shareholder of record both on the date of the giving of the notice provided for in this Section 2.2 and at the time of the meeting, (B) is entitled to vote at the meeting and, (C) has complied with the notice procedures set forth in this Section 2.2. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders. In order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder’s intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the corporation at the corporation’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of either (i) the sixtieth (60th) day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the corporation, whichever occurs first. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Except with respect to nominations for the election of directors, which shall be governed by Section 3.2 hereof, to be in proper form, each such notice shall set forth: (a) the name and address of the Proposing Person (as defined below); (b) the class or series and number of shares of capital shares of the corporation entitled to vote at such meeting which are owned beneficially or of record by the Proposing Person; (c) a description of any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; (d) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (e) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation held by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (f) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (g) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any; (h) a representation that the Proposing Person is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (i) a description of the business desired to be brought before the meeting and the reasons therefor; (j) such other information regarding the Proposing Person and the business proposed by such shareholder as would be required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission; and (k) a representation as to the Proposing Person’s material interest in the business being proposed (the disclosures made pursuant to the forgoing clauses (a) through (k) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. In addition, the

Proposing Shareholder shall promptly provide any other information reasonably requested by the corporation. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act. The Chair of the meeting shall refuse to acknowledge any business proposed to be brought before an annual meeting not made in compliance with the foregoing procedures.

A Proposing Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
For purposes of this Section 2.2, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.
2.3    Special Meetings. Except as otherwise required by the Revised Act, special meetings of shareholders may be called only by the Chairman, or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors or by the Secretary, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.3 from shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.

No shareholder may demand that the Secretary of the corporation call a special meeting of the shareholders unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.
To be in proper form for purposes of this Section 2.3, a request by a shareholder for the Board of Directors to fix a record date shall set forth (i), as to each Requesting Person (as defined below), the Requesting Person’s Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in clauses (a) through (k) of Section 2.2 and the disclosure in clause (k) of Section 2.2 shall be made with respect to the business proposed to be conducted at the special meeting) and (ii), as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.
For purposes of this Section 2.3, the term “Requesting Person” shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (iii) any affiliate or associate of such shareholder or beneficial owner.
Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.3 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received.
Without qualification, a special meeting of the shareholders shall not be called by the shareholders unless shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, more than ten percent (10%) of the voting power of the outstanding shares of the corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the corporation call a special meeting of the shareholders pursuant to this Section 2.3. To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the sixtieth (60th) day following the record date fixed in accordance with this Section 2.3. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”), the information required to be provided pursuant to this Section 2.3 by a Requesting Person.
After receipt of demands in proper form and in accordance with this Section 2.3 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 2.6 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Section 2.5 of these Bylaws.
In connection with a special meeting called in accordance with this Section 2.3, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).
Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting has or have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.
2.4    Place of Meetings. Meetings of shareholders may be held at any place within or outside the State of Utah as designated by the Board of Directors.  In the absence of any such designation, meetings shall be held at the principal office of the corporation.

2.5    Notice of Meetings. Written or printed notice stating the place, date, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by any form of electronic transmission, or by mail or express courier, by or at the direction of the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, calling the meeting, to each shareholder of record entitled to vote at such meeting or to any other shareholder entitled by the Revised Act, or the corporation’s Articles of Incorporation, to receive notice of the meeting.

2.6    Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of the shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of such shareholders shall be determined in accordance with the Revised Act.

2.7    Voting List. The Secretary of the corporation, or such other officer as directed by the Board of Directors, shall prepare a list of the names of all of the shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting group and within each voting group by class or series of shares. The list shall be alphabetical within each class or series and must show the address of, and the number of shares held by each shareholder. The shareholder list must be made available for inspection by any shareholder in accordance with the Revised Act.

2.8    Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.

2.9    Shareholder Quorum and Voting Requirements. If the corporation’s Articles of Incorporation or the Revised Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

If the Articles of Incorporation or the Revised Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these Bylaws or the Revised Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting pursuant to the Revised Act or these Bylaws.
If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Revised Act require a greater number of affirmative votes.
2.10    Conduct of Meetings of Shareholders. The Chairman of the Board of Directors or, if there shall be none or in his or her absence, the Vice Chairman of the Board of Directors, or if there shall be none or in his or her absence, the Chief Executive Officer or if there shall be none or in his or her absence, the President, who is present at the meeting, or in all of their absences an individual designated by the Board of Directors, shall call to order and act as the Chair of any meeting of the shareholders of the corporation. The Secretary of the corporation shall serve as the Secretary of the meeting or, if there shall be none or in his or her absence, the Secretary of the meeting shall be such person as the Chair of the meeting appoints. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the Chair of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by applicable law or these Bylaws, such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the Chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the Board of Directors or the Chair of the meeting, it shall not be necessary to follow Roberts’ Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders. Following completion of the business of the meeting as determined by the Chair of the meeting, the Chair of the meeting shall have the exclusive authority to adjourn the meeting.

No business shall be conducted at an annual or special meeting of shareholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these Bylaws. If the introduction of any business at an annual or special meeting of shareholders does not comply with the procedures specified in these Bylaws, the Chair of the meeting may declare that such business is not properly before the meeting and shall not be considered at the meeting.
2.11    Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders, whether annual or special, may be adjourned from time to time exclusively by the Chair of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting which the adjournment is taken unless the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

2.12    No Shareholder Action Without a Meeting. As provided in and subject to the corporations Articles of Incorporation, the shareholders of the corporation are not permitted to take action without a meeting of shareholders held and noticed in accordance with these Bylaws. Any action taken by shareholders by written consent or without a meeting shall be null and void. Notwithstanding the foregoing, this Section 2.12 shall not affect the validity of shareholder action taken prior to the adoption of these Bylaws.

2.13    Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. Each shareholder entitled to vote at any meeting of the shareholders, or such shareholder’s duly authorized agent or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission containing or accompanied by information that indicates that such shareholder, such shareholder’s agent, or such shareholder’s attorney-in-fact, authorized such electronic transmission. Such proxy shall be filed with the inspector of election or the officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy appointment form.

2.14    Voting Shares. Each outstanding share, regardless of class, shall be entitled to one (1) vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote at a meeting of the shareholders, except as otherwise required by the Revised Act and to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of the corporation. Unless the Articles of Incorporation of the corporation provide otherwise, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.

2.15    Waiver. A shareholder may waive any required notice in accordance with the Revised Act.

2.16    Litigation Costs. To the fullest extent permitted by law, in the event that (i) any current Company shareholder or anyone on its behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”), or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or any of its directors, officers employees or affiliates (the “Company Parties”) and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company Parties for all reasonable fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company Parties may incur in connection with such Claim.

ARTICLE 3
BOARD OF DIRECTORS

3.1    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the corporation’s Articles of Incorporation or in a shareholder’s agreement authorized under the Revised Act.

3.2    Nomination of Directors. Subject to the corporation’s Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the corporation’s Articles of Incorporation with respect to the right, if any, of holders of a class of preferred shares of the corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the shareholders, or any special meeting of the shareholders called for the purpose of electing directors, nominations for the election of a director must be (i) made by or at the direction of the Board of Directors or any duly authorized committee thereof and specified in the notice of annual or special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) made by or at the direction of the Board of Directors or any duly authorized committee thereof to be brought before the annual meeting, or (iii) made by a shareholder of the corporation who (A) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.2 and at the time of such meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 3.2 as to such nomination. The foregoing clause (iii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, such shareholder’s notice must be received by the Secretary of the corporation at the corporation’s principal executive offices, (i) in the case of an annual meeting, in accordance with the time provisions set forth in Section 2.2, and, (ii) in the case of a special meeting of the shareholders called for the purpose of electing directors, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made. To be in proper form for purposes of this Section 3.2, a shareholder’s notice to the Secretary shall set forth: (i), as to each Nominating Person (as defined below), any Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 3.2 the term “Nominating Person” shall be substituted for the term “Proposing Person” and the disclosure in clause (k) of Section 2.2 shall be made with respect to the election of directors at the meeting) and (ii), as to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 3.2 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant. The corporation may require any proposed nominee to furnish such other information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.
For purposes of this Section 3.2, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.
A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
3.3    Number of Directors, Tenure and Qualification. The number of directors to constitute the whole Board of Directors shall be such number (not less than three nor more than ten) as shall be fixed from time to time exclusively by resolution adopted by a majority of the entire Board of Directors. Directors need not be shareholders or residents of the State of Utah. All directors elected by shareholders at and after the 2013 annual meeting of shareholders shall hold office until the next annual meeting of shareholders. Directors whose terms do not expire at the 2013 annual meeting of shareholders shall hold office until the annual meeting for the year in which the director’s term expires. Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. When the number of directors is changed, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term.

3.4    Election of Directors. At each election of directors, unless otherwise provided in the Articles of Incorporation or the Revised Act, every shareholder entitled to vote at the election has the right to cast, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present. However, to the extent permitted by the Revised Act, an election of directors shall be governed by the terms of Section 16-10a-1023 of the Revised Act.

3.5    Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose only if notice has been given in accordance with these Bylaws that a purpose of the meeting is such removal. Notwithstanding the preceding sentence, directors may only be removed in accordance with the Articles of Incorporation. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

3.6    Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors, which person shall at all times be a director. The Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.  The period(s) of service by the Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors.

3.7    Vice Chairman of the Board of Directors. The Board of Directors may elect a Vice Chairman of the Board of Directors, which person shall at all times be a director. The Vice Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors when the Chairman is absent or otherwise unable to preside and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.  The period(s) of service by the Vice Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Vice Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors under the circumstances provided for in this Section 3.7.

3.8    Regular Meetings. The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of regular meetings without notice other than such resolution.

3.9    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, or a majority of the directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors.

3.10    Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be delivered personally or by telephone to each director, sent by electronic transmission to each director or sent by mail or express courier, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation.  If the notice is mailed, it shall be effective if deposited in the United States mail at least two (2) days before the time of the holding of the meeting.  If the notice is delivered personally, by express courier, or by telephone or electronic transmission, it shall be effective if delivered at least twenty‑four (24) hours before the meeting begins.  The method of notice need not be the same to each director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director.  Any director may waive notice of any meeting by delivering a written waiver to the corporation to file in its corporate records, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or consent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation of the corporation, these Bylaws or the Revised Act.

3.11    Quorum. A majority of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

3.12    Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation, these Bylaws or the Revised Act, be the act of the Board of Directors.

3.13    Vacancies and Newly-Created Directorships. Subject to the corporation’s Articles of Incorporation and the provisions of these Bylaws, any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.  The term “vacancy” includes any directorship authorized under Section 3.3, but not filled by the shareholders at the annual meeting, whether or not such directorship had previously been filled.

3.14    Fees and Compensation. Directors and members of committees designated by the Board of Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

3.15    Presumption of Assent. A director who is present at a meeting of the Board of Directors when any corporate action is taken is presumed to have consented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his or her dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

3.16    Resignations. A director may resign at any time by giving a written notice of resignation to either the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary.  Unless otherwise provided in the resignation, the resignation shall become effective when the notice is received by the Chairman, Vice Chairman, Chief Executive Officer or the Secretary. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

3.17    Action by Written Consent. Any action required to be taken at a meeting of the Board of Directors of the corporation or any other action that may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee, as the case may be, and may be described as such in any document or instrument. Action taken pursuant to this Section is effective when the last director signs a writing describing the action taken, unless the Board of Directors establishes a different effective date.

3.18    Meetings by Telephone Conference Call. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone call or similar communications equipment by which all persons participating in the meeting can hear each other throughout the meeting.  Participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE 4
COMMITTEES

4.1    Committees. The Board of Directors may from time to time by resolution adopted by a majority of the Board of Directors designate from among its members one or more committees, which may include, but is not limited to, a Compensation Committee, an Audit Committee, a Governance Committee, and such other committees as the Board of Directors shall deem appropriate, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed under the Revised Act. The Chairman of any such committee shall be designated by the Board of Directors. The Board of Directors may also designate a Vice Chairman of any such committee. Each committee must have at least two (2) directors as members. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee, and fill all vacancies therein. The members of any such committee shall serve at the pleasure of the Board of Directors.

4.2    Procedures, Meetings and Quorum. Unless the Board of Directors provides otherwise and subject to these Bylaws, each committee of the Board of Directors may make, alter and repeal rules for the conduct of its business. Meetings of any committee designated by the Board of Directors may be called and held at such times and places as the Chairman of such committee shall from time to time determine. A meeting of any committee designated by the Board of Directors may also be called by the Vice

Chairman of such committee, a majority of the directors assigned to such committee, the Chairman of the Board, or by a majority of the Board of Directors. Notice of such meetings shall be given within the same times and by the same means as set forth in these Bylaws for meetings of the Board of Directors. At every meeting of any such committee, the presence of a majority of all of the members of such committee shall be necessary for the transaction of business, and the action of any such committee must be authorized by the affirmative vote of a majority of the members present at such meeting at which a quorum is present. Any such committee shall keep minutes of its proceedings, and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Any action by a committee shall be subject to review by the Board of Directors, provided, no rights of third parties shall be affected by such review.

ARTICLE 5
OFFICERS

5.1    Officers. Except as provided otherwise by a resolution of the Board of Directors, the officers of the corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and Assistant Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as determined by resolution of the Board of Directors in its sole and absolute discretion. Except with respect to the offices of Chief Executive Officer and Chief Financial Officer, any two (2) or more offices may be held by the same person at the same time.

5.2    Appointment, Term of Office and Qualification. The officers of the corporation shall be appointed by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment. Appointment of the Chief Executive Officer, the President, the Chief Financial Officer, Vice Presidents, the Secretary and the Treasurer shall take place annually or at such other intervals as the Board of Directors may determine, subject to any rights of an officer under any contract of employment, and may be made at regular or special meetings of the Board of Directors or by the written consent of the directors. Subject to the foregoing, the Chief Executive Officer shall appoint all Assistant or Divisional Vice Presidents, Assistant Secretaries and Assistant Treasurers from time to time in his or her discretion.  Each officer shall hold office until his or her successor shall have been duly appointed and qualified or until such officer’s death, resignation, or removal in the manner provided in these Bylaws.  No officer provided for in this Article 5 need be a director of the corporation nor shall any such officer be a director unless elected a director in accordance with these Bylaws.

5.3    Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.4    Removal. Any officer may be removed by the Board of Directors or by a committee thereof, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice and subject to the contract rights, if any, of the person so removed.

5.5    Vacancies and Newly-Created Offices. A vacancy in any office may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.

5.6    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.

5.7    President. The President shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall, subject to such direction and control, have general active management of the business, affairs and policies of the corporation. The President shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the Board of Directors has not elected a Chief Executive Officer, the President shall be the Chief Executive Officer. If the Board of Directors has elected a Chief Executive Officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties, of the Chief Executive Officer.

5.8    Vice Presidents. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the Chief Executive Officer, the President, or the Chairman or Vice Chairman of the Board of Directors, if any, and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Vice President of a corporation.

5.9    Chief Financial Officer. The Chief Financial Officer shall be subject to the direction and control of the Board of Directors and the Chief Executive Officer, shall have primary responsibility for the financial affairs of the corporation and shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation's policies and procedures as adopted by resolution of the Board of Directors, making or causing to be made proper vouchers therefor; (v) render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and (vi) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws or by the Chief Executive Officer.

5.10    Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by, the Board of Directors or any committees of the Board of Directors. The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by the Revised Act.

The Secretary shall be the custodian of the corporate records and of the seal, if any, of the corporation. Unless otherwise required by applicable law or by the Board of Directors, the adoption or use of a corporate seal is not required. The Secretary shall see that the books, reports, statements, certificates, and other documents and records required by the Revised Act are properly kept and filed.

The Secretary shall have charge of the share books of the corporation and cause the share and transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such shares were paid for, the alphabetically arranged names and addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became a holder of record. The Secretary may discharge this responsibility through a transfer agent or transfer agents approved by the Chief Executive Officer or the Board of Directors. The Secretary shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register.  The Secretary shall cause the share ledger to be kept and exhibited at the principal office of the corporation or the office of the corporation’s transfer agent in the manner and for the purposes provided by these Bylaws and the Revised Act.
The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by applicable law or these Bylaws or as from time to time may be assigned by the Board of Directors.
5.11    Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
5.12    Assistant Secretaries and Treasurers. Any Assistant Secretaries or Assistant Treasurers shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be prescribed for them by the Board of Directors or the Chief Executive Officer.

5.13    Salaries. The compensation of the Chairman of the Board of Directors and the Chief Executive Officer shall be fixed from time to time by the Board of Directors or any duly authorized committee thereof. Subject to compliance with applicable law and the requirements of any listing agreement with any exchange upon which the Company’s shares trade, the compensation of the other officers shall be fixed from time to time based on the recommendation of the Chief Executive Officer and after review by the Board of Directors or any duly authorized committee thereof.

5.14    Surety Bonds. In the event the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation that may come under his or her responsibility.

5.15    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 6
CAPITAL SHARES

6.1    Share Certificates. The shares of the corporation may, but need not be, represented by certificates. If the shares are represented by certificates, the certificates shall be signed by any two (2) of the following officers: the Chief Executive Officer, the President, any Vice President, the Secretary, or any Assistant Secretary of the corporation. The signatures of the designated officers upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

If the corporation is authorized to issue different classes of shares or a different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request, without charge.
Each certificate representing shares shall also state upon the face thereof:

(a)	The name of the corporation and that it is organized under the laws of the State of Utah.

(b)	The name of the person to whom the certificate is issued.

(c)	The number and class of shares, and the designation of the series, if any, which such certificate represents.

There shall be entered upon the share transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class, or series of such shares, and the date of issuance thereof.  Every certificate exchanged or returned to the corporation shall be marked “Canceled” with the date of cancellation. Unless otherwise required by the Revised Act, or by the Board of Directors in accordance with applicable law, the foregoing with respect to shares does not affect shares already represented by certificates.
6.2    Shares Without Certificates. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation’s shares without certificates or as book-entry shares. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required to be on certificates by Section 6.1 of these Bylaws or the Revised Act.

6.3    Transfer of Shares. Shares shall be transferred on the books of the corporation by the holder thereof in person or by his attorney, (i) with regard to certificated shares, upon surrender to the corporation or to a transfer agent for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so. Except as may be otherwise required by the Revised Act, the Articles of Incorporation or these Bylaws, the corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect to such shares, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

6.4    Restrictions on Transfer or Registration of Shares. Subject to the Articles of Incorporation or the provisions of these Bylaws, the Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation. Such restrictions do not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder, if the restriction is authorized by the Revised Act and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement that is sent to shareholders whose shares are not represented by certificates pursuant to Section 6.2 of these Bylaws.
6.5    Regulations. Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

6.6    Transfer Agent(s) and Registrar(s). The Board of Directors may appoint one or more transfer agent(s) and one or more registrar(s) with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agent(s) and registrar(s).

6.7    Lost or Destroyed Certificates. The corporation may issue (i) a new stock certificate or (ii) uncertificated shares in place of any certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

ARTICLE 7
INDEMNIFICATION

7.1    Indemnification. Except as provided in Section 7.2 of these Bylaws, the corporation may, to the maximum extent and in the manner permitted by the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, fiduciary, or agent of the corporation, against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee, fiduciary, or agent of the corporation, did not meet the standard of conduct described in this Section 7.1.

7.2    Certain Restrictions on Indemnification. The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws, in connection with a proceeding by or in the right of a corporation in which such party was adjudged liable to the corporation, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

7.3    Mandatory Indemnification. The corporation shall indemnify a director or officer of the corporation who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

7.4    Determination. The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of such party is permissible in the circumstances because such party has met the applicable standard of conduct set forth in Section 7.1 of these Bylaws. Such determination shall be made either (a) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum requirement, (b) if a quorum cannot be obtained, by majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two (2) or more directors not parties to the proceeding, except that the directors who are not parties to the proceeding may participate in the designation of directors for the committee, (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors in the manner prescribed by the Revised Act, or (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section 7.4. Shareholders’ action that otherwise complies with this Section 7.4 is not affected by the presence of holders, or the voting, of shares that are not qualified shares as determined under the Revised Act.

7.5    General Indemnification. The indemnification and advancement of expenses provided by this Article 7 shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.6    Advances. The corporation in accordance with the Revised Act may pay for or reimburse the reasonable expenses incurred by any director, officer, employee, fiduciary, or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 7.1 of these Bylaws, (b) such party furnishes to the corporation a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article 7.

7.7    Scope of Indemnification. Except as otherwise provided in these Bylaws, the indemnification and advancement of expenses authorized by this Article 7 are intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such laws.  Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent of the corporation and shall inure to the benefit of such person’s heirs, executors, and administrators.

7.8    Insurance. The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of this Article 7 or the laws of the State of Utah, as the same may hereafter be amended or modified.

7.9    Effect of Repeal or Modification of Article 7. Any repeal or modification to this Article 7 by the shareholders of the corporation shall not adversely affect any right or protection of any person existing at the time of such repeal, modification or amendment.

ARTICLE 8
FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 9
AMENDMENTS

These Bylaws may be altered, amended or repealed, or new bylaws adopted, as set forth in the Articles of Incorporation.

SECRETARY’S CERTIFICATE

I, the undersigned and duly elected Secretary of Nature’s Sunshine Products, Inc., a Utah corporation (the “Corporation”), do hereby certify that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation as the Bylaws of the Corporation as of the 9th day of March, 2018, which amend and restate in their entirety the prior Amended and Restated Bylaws previously adopted on May 26, 2017, and that the same do now constitute the Bylaws of the Corporation.
IN WITNESS WHEREOF, I have hereunto subscribed my name as the Secretary of the Corporation as of the 9th day of March, 2018.
/s/ Nathan G. Brower
Nathan G. Brower

[Secretary’s Certificate to Nature’s Sunshine Products, Inc. Amended and Restated Bylaws]